UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  June 18, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

See the information disclosed under Item 4.02, below, which is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information disclosed under Item 4.02, below, which is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the information disclosed under Item 4.02, below, which is incorporated into this Item 2.04 by reference.

Item 2.06	Material Impairments.

See the information disclosed under Item 4.02, below, which is incorporated into this Item 2.06 by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 18, 2014, the Audit Committee of the Board of Directors of ITT Educational Services, Inc. (the “Company”) determined that, beginning on February 28, 2013, the Company should have consolidated the financial results of the trust (the “PEAKS Trust”) that purchased, owns and collects private education loans made under the PEAKS Private Student Loan Program (the “PEAKS Program”), in the Company’s consolidated financial statements (the “Consolidation”).  The Company had previously treated the PEAKS Trust as an unconsolidated variable interest entity.  As previously disclosed, on March 18, 2014, the Company submitted an inquiry to the Office of the Chief Accountant (the “OCA”) of the Securities and Exchange Commission (the “SEC”) related to whether the financial results of the PEAKS Trust should be consolidated in the Company’s consolidated financial statements and, if so, during which periods.  On June 18, 2014, the OCA told the Company that it had determined that it would be appropriate for the Company to consolidate the financial results of the PEAKS Trust in the Company’s consolidated financial statements at the time that the Company had the substantive unilateral right to remove the servicer of the private education loans owned by the PEAKS Trust and to consent to a replacement servicer.  In consideration of the OCA’s determination and following discussions with Company management, the Company’s Audit Committee reached its conclusion that the Company should have consolidated the financial results of the PEAKS Trust in the Company’s consolidated financial statements beginning on February 28, 2013.  The Company’s Audit Committee and management have each discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Company had previously concluded that it was not required to consolidate the financial results of the PEAKS Trust in its consolidated financial statements, because it was not the primary beneficiary of the PEAKS Trust.  The Company believed that it was not the primary beneficiary of the PEAKS Trust, because it did not have the power to direct the activities that most significantly impact the economic performance of the PEAKS Trust.  The Company determined that the activities of the PEAKS Trust that most significantly impact its economic performance involve the servicing of the private education loans owned by the PEAKS Trust.  In connection with its inquiry to the OCA, the Company determined that February 28, 2013 was the first date that the Company could exercise its right to terminate the servicing agreement that governs the servicing activities of the private education loans owned by the PEAKS Trust, due to the failure of the entity that performs those servicing activities on behalf of the PEAKS Trust to meet certain performance criteria specified in the servicing agreement.  As a result of this analysis and the OCA’s determination, the Company concluded that it became the primary beneficiary of the PEAKS Trust on February 28, 2013, which was the first date that the Company could control the activities of the PEAKS Trust that most significantly impact the economic performance of the PEAKS Trust.

As a result of its determination that the Company should have consolidated the financial results of the PEAKS Trust in the Company’s consolidated financial statements beginning on February 28, 2013, the Company’s Audit Committee concluded that the Company will need to restate the unaudited financial statements in its Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and that those previously-issued financial statements should no longer be relied upon.  Further, the preliminary financial information included in the Company’s press releases issued on January 30, 2014 and May 22, 2014, and provided during the conference calls on those same days, should no longer be relied upon.  The Company is in the process of preparing restated financial statements for each of the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and its financial statements for the fiscal quarter ended March 31, 2014 and for the year ended December 31, 2013, in each case to consolidate the financial results of the PEAKS Trust in the Company’s consolidated financial statements.  The Company hopes to file (i) the amendments to its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, with the SEC as soon as practicable.

As described in the Company’s previous filings with the SEC, the Company holds a variable interest in the PEAKS Trust as a result of the guarantee that it has provided to the PEAKS Trust and the subordinated note issued by the PEAKS Trust that is held by the Company (the “Subordinated Note”).  On January 20, 2010, the Company and unrelated third parties entered into agreements that established the PEAKS Program, under which an unaffiliated lender originated private education loans to the Company’s eligible students and, subsequently, sold those loans to the PEAKS Trust. The PEAKS Trust issued senior debt in the aggregate principal amount of $300 million (“PEAKS Senior Debt”) to investors. The lender disbursed the proceeds of the private education loans to the Company for application to the students’ account balances, and the Company transferred a portion of each disbursement to the PEAKS Trust in exchange for the Subordinated Note.  The maturity date of the Subordinated Note is in March 2026.  No new private education loans were or will be originated under the PEAKS Program after July 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through March 2012.

The Company guarantees payment of the principal and interest owed on the PEAKS Senior Debt, the administrative fees and expenses of the PEAKS Trust and the minimum required ratio of assets of the PEAKS Trust to outstanding PEAKS Senior Debt (“PEAKS Guarantee”).  The PEAKS Guarantee agreement contains, among other things, representations and warranties and events of default customary for guarantees.  In addition, under the PEAKS Program, some or all of the holders of the PEAKS Senior Debt could require the Company to purchase their PEAKS Senior Debt, if a legislative change is enacted into law to reduce the maximum allowable percentage of the Company’s cash revenues derived from funding under Title IV (the “Title IV Programs”) of the Higher Education Act of 1965, as amended (“HEA”), from 90% to 75% or less.  At this time, the Company believes that the likelihood of such a legislative change is remote. The Company’s guarantee and purchase obligations under the PEAKS Program remain in effect until the PEAKS Senior Debt and the PEAKS Trust’s fees and expenses are paid in full.  At such time, the Company will be entitled to repayment of the amount of any payments it made under the PEAKS Guarantee (which do not include payments on behalf of borrowers that the Company made) to the extent that funds are remaining in the PEAKS Trust.

The Consolidation will result in a significantly different presentation in the Company’s consolidated financial statements of the Company’s transactions with the PEAKS Trust.  All transactions between the Company and the PEAKS Trust will be eliminated from the Company’s consolidated financial statements beginning with the consolidated financial statements as of February 28, 2013.  The Company will no longer record a contingent liability for the PEAKS Guarantee on its consolidated balance sheet beginning February 28, 2013 and continuing as long as the Consolidation is applicable.  The Company’s obligations under the PEAKS Guarantee, however, will remain in effect, until the PEAKS Senior Debt and the PEAKS Trust’s fees and expenses are paid in full.  Further, the PEAKS Guarantee will no longer be considered an off-balance sheet obligation of the Company after February 28, 2013 and continuing as long as the Consolidation is applicable.  The assets and liabilities of the PEAKS Trust will be included on the Company’s consolidated balance sheet, as described below.

As a result of the Consolidation, for accounting purposes, the assets and liabilities of the PEAKS Trust will be treated as having been acquired by the Company at their fair values as of February 28, 2013.  Based on a preliminary, unaudited assessment of the fair values of the PEAKS Trust assets and liabilities as of February 28, 2013 and the elimination of intercompany transactions, the Company believes that, as a result of the Consolidation, it will recognize an additional pre-tax charge in the range of approximately $65 million to $75 million in its consolidated financial statements for the three months ended March 31, 2013.  This estimate of the range of the additional pre-tax charge is preliminary and subject to change.  The estimated fair values of the assets and liabilities of the PEAKS Trust as of February 28, 2013 will be disclosed in the Company’s notes to consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and its Annual Report on Form 10-K for the year ended December 31, 2013.  The assets of the PEAKS Trust consist primarily of the private education loans owned by the PEAKS Trust.  The Company believes that a significant number of those private education loans will be determined to be credit impaired upon consolidation.  The liabilities of the PEAKS Trust consist primarily of the PEAKS Senior Debt and the Subordinated Note.  The PEAKS Senior Debt matures in January 2020 and bears interest at a variable rate based on the London Interbank Offered Rate (“LIBOR”), plus a 550 basis point margin.  The minimum LIBOR rate applied to the PEAKS Senior Debt cannot be less than 2.00%.  There are no scheduled principal repayment requirements for the PEAKS Senior Debt prior to the January 2020 maturity date.  Under the terms of the PEAKS Program documents, however, amounts received on a monthly basis by the PEAKS Trust that exceed the fees and expenses of the PEAKS Trust then due and the interest then due on the PEAKS Senior Debt are to be paid to reduce the outstanding principal balance of the PEAKS Senior Debt.  As of May 31, 2014, the outstanding principal balance of the PEAKS Senior Debt was approximately $214.5 million.  The assets of the PEAKS Trust serve as collateral for, and are intended to be the principal source of, the repayment of the PEAKS Senior Debt.  The PEAKS Senior Debt may be accelerated by the indenture trustee of the PEAKS Trust or by the holders of the PEAKS Senior Debt in response to certain events of default under the indenture under the PEAKS Program, including, among other things, defaults in payments by the PEAKS Trust, defaults in the performance or observation of the PEAKS Trust’s covenants, agreements or conditions under the indenture, a breach of the Company’s obligations under the PEAKS Guarantee agreement, and certain bankruptcy events with respect to the PEAKS Trust or the Company.

In addition, the PEAKS Trust must maintain a minimum required ratio of assets of the PEAKS Trust to outstanding PEAKS Senior Debt (the “Asset/Liability Ratio”).  The minimum required Asset/Liability Ratio is 1.05/1.00.  The applicable required Asset/Liability Ratio as of each monthly measurement date, however, is based on the Company’s compliance, as of the prior quarterly measurement date, with certain metrics specified in the PEAKS Program documents, including maximum leverage ratios and minimum liquidity amounts.  If the Company is not in compliance with those metrics as of the end of a fiscal quarter, the required Asset/Liability Ratio increases to 1.40/1.00, until the monthly measurement date following the end of a succeeding quarter at which the Company is in compliance with those metrics.  As a result of the Consolidation and its related impact on the Company’s consolidated financial statements, the Company believes that it may not have been in compliance with those metrics at various past measurement dates after February 28, 2013, and may not be in compliance with those metrics in the remainder of 2014.  The Company is still evaluating the full impact of the Consolidation on those metrics.  If the amount of the assets of the PEAKS Trust does not equal or exceed the outstanding PEAKS Senior Debt by the applicable required Asset/Liability Ratio on a monthly measurement date, the Company is required to make payments under the PEAKS Guarantee in amounts that will reduce the outstanding principal balance of the PEAKS Senior Debt to the extent necessary to cause the ratio of the assets of the PEAKS Trust to the resulting outstanding PEAKS Senior Debt to equal or exceed the applicable required Asset/Liability Ratio.  Based on the Company’s current estimates, which are based on numerous assumptions and are subject to change, the Company believes that it will be required to make additional payments under the PEAKS Guarantee of approximately $115.3 million in the remainder of 2014 related to its obligations under the PEAKS Guarantee.  That estimated amount is in addition to the approximately $1.4 million previously paid by the Company in 2014 to date under the PEAKS Guarantee and the $40.0 million that the Company paid in March 2014 pursuant to a letter agreement dated as of March 17, 2014 that the Company entered into with the trustee under the PEAKS Program and the holders of the PEAKS Senior Debt.  The $40.0 million was applied primarily to make a mandatory prepayment of the PEAKS Senior Debt.  Based on the Company’s current estimates, which are based on numerous assumptions and are subject to change, the Company believes that, after 2014, it will be required to make additional payments under the PEAKS Guarantee of:
•	approximately $3.0 million in 2015;
•	no amounts in 2016 through 2019; and
•	approximately $29.8 million in early 2020, primarily to pay off the balance of the PEAKS Senior Debt on the maturity date.

          As a result of the Consolidation, the Company believes that it may not be in compliance with certain of its covenants at various dates under the Credit Agreement, dated as of March 21, 2012, as amended by the First Amendment thereto dated as of March 31, 2014 and the Second Amendment thereto dated as of May 29, 2014, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent (the “Credit Agreement).  The Company is still evaluating the full impact of the Consolidation on its covenants under the Credit Agreement, and is in discussions with the lenders under the Credit Agreement regarding the impact of the Consolidation and a possible waiver or amendment of affected covenants at the affected times and other matters, but there can be no assurance that such a waiver or amendment will be obtained on terms satisfactory to the Company or at all.  If the Company is not in compliance with one or more covenants and is unable to obtain a waiver or an amendment to the Credit Agreement that would allow it to be in compliance with those covenants, the lending commitments under the Credit Agreement may be terminated and all then outstanding borrowings and other amounts owed may be declared immediately due and payable.  The borrowings under the Credit Agreement currently total $50.0 million.

The Company is in the process of assessing the effectiveness of its internal control over financial reporting (“ICFR”) and its disclosure controls and procedures in light of the matters disclosed in this Current Report on Form 8-K.  The Company will report the results of those assessments in future filings, but expects that, as a result of the identification of at least one material weakness that resulted in the restatement of its unaudited financial statements for the first three fiscal quarters of 2013, it will conclude that its disclosure controls and procedures were not effective as of March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the inability of the company to file its 2013 Form 10-K during any available New York Stock Exchange (“NYSE”) cure period; the NYSE’s failure to grant a further extension of time in which the company can file the 2013 Form 10-K; the inability of the company to file its 2013 audited financial statements with the U.S. Department of Education by the applicable deadline; the impact of the Consolidation on the company and the requirements and obligations that it is subject to; the failure of the company to obtain an amendment or waiver of noncompliance with covenants under its credit agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer